Exhibit 10.2

Loan No. 33-0942145

GUARANTY OF RECOURSE OBLIGATIONS

FOR VALUE RECEIVED, and to induce WELLS FARGO BANK, NATIONAL ASSOCIATION, having an address at Wells Fargo Center, 1901 Harrison Street, 2nd Floor, MAC A0227-020, Oakland, California 94612 (together with its successors and/or assigns, “Lender”), to lend to CDOR JAX COURT, LLC, a Delaware limited liability company, TRS JAX COURT, LLC, a Delaware limited liability company, CDOR ATL INDY, LLC, a Delaware limited liability company, TRS ATL INDY, LLC, a Delaware limited liability company, CDOR SAN SPRING, LLC, a Delaware limited liability company, and TRS SAN SPRING, LLC, a Delaware limited liability company, each having its principal place of business at c/o Condor Hospitality Trust, Inc. 4800 Montgomery Lane, Ste. 220, Bethesda, Maryland 20814 (collectively, “Borrower”), the principal sum of TWENTY-SIX MILLION FIVE HUNDRED THOUSAND AND NO/DOLLARS ($26,500,000.00) (the “Loan”), evidenced by that certain Promissory Note (as the same may be amended, restated, replaced, split or otherwise modified, the “Note”) and that certain Loan Agreement (as the same may be amended, restated, replaced or otherwise modified the “Loan Agreement”) and secured by that certain Security Instrument Guarantor (defined below) is delivering this Guaranty (defined below) to Lender. The Note, the Security Instrument, the Loan Agreement and all other documents, agreements and certificates executed and/or delivered in connection with the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, are collectively referred to herein as the “Loan Documents”. Capitalized terms not otherwise defined herein have the meanings set forth in the Loan Agreement.

1. As of this 4th day of October, 2017, the undersigned, CONDOR HOSPITALITY TRUST, INC., having an address at 4800 Montgomery Lane – Ste. 220, Bethesda, Maryland 20814 (hereinafter referred to as “Guarantor”), hereby absolutely and unconditionally guarantees to Lender the prompt and unconditional payment of the Guaranteed Obligations (hereinafter defined).

2. It is expressly understood and agreed that this is a continuing guaranty and that the obligations of Guarantor hereunder are and shall be absolute under any and all circumstances, without regard to the validity, regularity or enforceability of the Note, the Loan Agreement, the Security Instrument or the other Loan Documents, a true copy of each of said documents Guarantor hereby acknowledges having received and reviewed.

3. The term “Debt” as used in this Guaranty of Recourse Obligations (this “Guaranty”) shall mean (i) the outstanding principal amount set forth in, and evidenced by, the Loan Agreement and the Note together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, the Loan Agreement or the other Loan Documents, and (ii) any Interest Rate Protection Breakage Costs due and payable pursuant to the Interest Rate Protection Agreement, and (iii) all sums advanced and costs and expenses incurred (including unpaid or unreimbursed servicing and special servicing fees) by Lender in connection with the enforcement and/or collection of the Debt or any part thereof.

4. The term “Guaranteed Obligations” as used in this Guaranty shall mean all obligations and liabilities of Borrower for which Borrower shall be personally liable pursuant to Article 13 of the Loan Agreement.

5. Any indebtedness of Borrower to Guarantor now or hereafter existing (including, but not limited to, any rights to subrogation Guarantor may have as a result of any payment by Guarantor under this Guaranty), together with any interest thereon, shall be, and such indebtedness is, hereby deferred, postponed and subordinated to the prior payment in full of the Debt. Until payment in full of the Debt (and including interest accruing on the Note after the commencement of a proceeding by or against Borrower under the Bankruptcy Code, which interest the parties agree shall remain a claim that is prior and superior to any claim of Guarantor notwithstanding any contrary practice, custom or ruling in cases under the Bankruptcy Code generally), Guarantor agrees not to accept any payment or satisfaction of any kind of indebtedness of Borrower to Guarantor and hereby assigns such indebtedness to Lender, including the right to file proof of claim and to vote thereon in connection with any such proceeding under the Bankruptcy Code, including the right to vote on any plan of reorganization. Further, if Guarantor shall comprise more than one person, firm or corporation, Guarantor agrees that until such payment in full of the Debt, (a) no one of them shall accept payment from the others by way of contribution on account of any payment made hereunder by such party to Lender, (b) no one of them will take any action to exercise or enforce any rights to such contribution, and (c) if any of Guarantor should receive any payment, satisfaction or security for any indebtedness of Borrower to any of Guarantor or for any contribution by the others of Guarantor for payment made hereunder by the recipient to Lender, the same shall be delivered to Lender in the form received, endorsed or assigned as may be appropriate for application on account of, or as security for, the Debt and until so delivered, shall be held in trust for Lender as security for the Debt.

6. Guarantor agrees that, with or without notice or demand, Guarantor will reimburse Lender, to the extent that such reimbursement is not made by Borrower, for all costs and expenses (including counsel fees) incurred by Lender in connection with the collection of the Guaranteed Obligations or any portion thereof or with the enforcement of this Guaranty.

7. All moneys available to Lender for application in payment or reduction of the Debt may be applied by Lender in such manner and in such amounts and at such time or times and in such order and priority as Lender may see fit to the payment or reduction of such portion of the Debt as Lender may elect.

8. Guarantor waives: (a) any defense based upon any legal disability or other defense of Borrower, any other guarantor or other person, or by reason of the cessation or limitation of the liability of Borrower from any cause other than full payment of all sums payable under the Loan Agreement or any of the other Loan Documents; (b) any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of Borrower or any principal of Borrower or any defect in the formation of Borrower or any principal of Borrower; (c) any defense based upon the application by Borrower of the proceeds of the Loan for purposes other than the purposes represented by Borrower to Lender or intended or understood by Lender or Guarantor; (d) all rights and defenses arising out of an election of remedies by Lender; (e) any defense based upon Lender’s failure to disclose to Guarantor any information concerning Borrower’s financial condition or any other circumstances bearing on Borrower’s ability to pay all sums payable under the Loan Agreement or any of the other Loan Documents; (f) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal; (g) any defense based upon Lender’s election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code or any successor statute; (h) any defense based upon any borrowing or any grant of a security interest under Section 364 of the Bankruptcy Code; (i) presentment, demand, protest and notice of any kind; and (j) the benefit of any statute of limitations affecting the liability of Guarantor hereunder or the enforcement hereof. In addition, Guarantor waives all rights and defenses that Guarantor may have because Borrower’s debt is secured by real property. This means, among other things: (1) Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower; and (2) if Lender forecloses on any real property collateral pledged by Borrower, then (i) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (ii) Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower. The foregoing sentence is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because Borrower’s debt is secured by real property. Finally, Guarantor agrees that the payment of all sums payable under the Loan Agreement or any of the other Loan Documents or any part thereof or other act which tolls any statute of limitations applicable to the Note or the other Loan Documents shall similarly operate to toll the statute of limitations applicable to Guarantor’s liability hereunder.

Guarantor hereby acknowledges that: (a) as part of Lender’s consideration for entering into this transaction, Lender has specifically bargained for the waiver and relinquishment by Guarantor of all such defenses and (b) Guarantor has had the opportunity to seek and receive legal advice from skilled legal counsel in the area of financial transactions of the type reflected in this Guaranty and the Loan Documents. Guarantor hereby represents and confirms to Lender that Guarantor is fully informed regarding, and that Guarantor does thoroughly understand, (i) the nature of all such possible defenses, (ii) the circumstances under which those defenses may arise, (iii) the benefits which those defenses might confer upon Guarantor, and (iv) the legal consequences to Guarantor of waiving those defenses. Guarantor acknowledges that Guarantor has entered into this Guaranty, and both undertaken Guarantor’s obligations and given its unconditional waiver with the intent that this Guaranty and all such waivers shall be fully enforceable by Lender, and that Lender has been induced to enter into this transaction in material reliance upon the presumed full enforceability thereof.

9. Guarantor further agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected or impaired by reason of (a) the assertion by Lender of any rights or remedies which it may have under or with respect to the Note, the Loan Agreement, the Security Instrument, or the other Loan Documents against any Person obligated thereunder or against the owner of the Property, (b) any failure to file or record any of such instruments or to take or perfect any security intended to be provided thereby, (c) the release or exchange of any property covered by the Security Instrument or other collateral for the Loan, (d) Lender’s failure to exercise, or delay in exercising, any such right or remedy or any right or remedy Lender may have hereunder or in respect to this Guaranty, (e) the commencement of a case under the Bankruptcy Code by or against any person obligated under the Note, the Loan Agreement, the Security Instrument or the other Loan Documents, or the death of any Guarantor, (f) by any partial or total transfer or pledge of the interests in Borrower, or in any direct or indirect owner of Borrower, and/or the reconstitution of Borrower as a result of such transfer or pledge, regardless of whether any of the foregoing is permitted under the Loan Documents, or (g) any payment made on the Debt or any other indebtedness arising under the Note, the Loan Agreement, the Security Instrument or the other Loan Documents, whether made by Borrower or Guarantor or any other person, which is required to be refunded pursuant to any bankruptcy or insolvency law; it being understood that no payment so refunded shall be considered as a payment of any portion of the Debt, nor shall it have the effect of reducing the liability of Guarantor hereunder. In the event that pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law or any judgment, order or decision thereunder Lender must rescind or restore any payment or any part thereof received by Lender in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Lender shall be without effect and this Guaranty shall remain in full force and effect. It is the intention of Borrower and Guarantor that the Guaranteed Obligations hereunder shall not be discharged except by Guarantor’s performance of such Guaranteed Obligations and then only to the extent of such performance. It is further understood, that if Borrower shall have taken advantage of, or be subject to the protection of, any provision in the Bankruptcy Code, the effect of which is to prevent or delay Lender from taking any remedial action against Borrower, including the exercise of any option Lender has to declare the Debt due and payable on the happening of any default or event by which under the terms of the Note, the Loan Agreement, the Security Instrument or the other Loan Documents, the Debt shall become due and payable, Lender may, as against Guarantor, nevertheless, declare the Debt due and payable and enforce any or all of its rights and remedies against Guarantor provided for herein.

10. Guarantor warrants and acknowledges that: (a) Lender would not make the Loan but for this Guaranty; (b) there are no conditions precedent to the effectiveness of this Guaranty and this Guaranty shall be in full force and effect and binding on Guarantor regardless of whether Lender obtains other collateral or any guaranties from others or takes any other action contemplated by Guarantor; (c) Guarantor has established adequate means of obtaining from sources other than Lender, on a continuing basis, financial and other information pertaining to Borrower’s financial condition, the Property and Borrower’s activities relating thereto, and the status of Borrower’s performance of obligations under the Loan Documents, and Guarantor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect Guarantor’s risks hereunder and Lender has not made any representation to Guarantor as to any such matters; (d) the most recent financial statements of Guarantor previously delivered to Lender are true and correct in all material respects, have been prepared in accordance with GAAP or in accordance with other principles acceptable to Lender in its reasonable discretion (consistently applied) and fairly present the financial condition of Guarantor in all material respects as of the respective dates thereof, and no material adverse change has occurred in the financial condition of Guarantor since the respective dates thereof; (e) Guarantor has not and will not, without the prior written consent of Lender, sell, lease, assign, encumber, hypothecate, transfer or otherwise dispose of all or substantially all of Guarantor’s assets, or any interest therein, other than in the ordinary course of Guarantor’s business; and (f) Guarantor has not and will not cause or consent to any action or failure to act that would result in Borrower failing to be at all times a “single purpose entity” as described in Article 5 of the Loan Agreement.

11. So long as the Loan or any other obligation guaranteed hereby remains outstanding (other than, following the termination of the Loan Agreement and all other Loan Documents, contingent indemnification obligations as to which no claim has been made), Guarantor shall provide to Lender (i) within ninety (90) days after the end of each fiscal year and forty-five (45) days after the end of each calendar quarter, (A) financial statements of Guarantor covering the corresponding period then ended including a balance sheet and operating statement, (B) a statement of cash flow and (C) a statement of equity, audited by a “Big Four” accounting firm or other independent certified public accountant reasonably acceptable to Lender (in the case of the annual financial statements), together with a certificate of Guarantor that the Minimum Financial Criteria (defined below) continues to be satisfied (including Guarantor’s calculation of Guarantor’s Net Worth and Liquidity), each of such statements delivered pursuant to this clause (i) shall be certified as being true and correct by a Responsible Officer of Guarantor, (ii) within ninety (90) days after the end of each fiscal year, a complete copy of Guarantor’s federal and (to the extent applicable) state income tax returns for the immediately preceding tax year, and (iii) such other information reasonably requested by Lender and reasonably available to Guarantor. Guarantor agrees that all financial statements to be delivered to Lender pursuant to this Section 11 shall: (i) be complete and correct in all material respects; (ii) present fairly and accurately the financial condition of Guarantor in all material respects; (iii) disclose all liabilities that are required to be reflected or reserved against; and (iv) be prepared (A) in hardcopy and electronic formats and (B) in accordance with GAAP or in accordance with other principles acceptable to Lender in its reasonable discretion (consistently applied). Guarantor shall be deemed to warrant and represent that, as of the date of delivery of any such financial statement, there has been no material adverse change in financial condition since the date of such financial statement except as disclosed by Guarantor in a writing delivered to Lender. Guarantor agrees that all financial statements shall not contain any misrepresentation or omission of a material fact which would make such financial statements inaccurate, incomplete or otherwise misleading in any material respect.

Furthermore, each legal entity and individual obligated on this Guaranty hereby authorizes Lender to order and obtain, from a credit reporting agency of Lender’s choice, a third party credit report on such legal entity and individual.

12. Guarantor further covenants that this Guaranty shall remain and continue in full force and effect as to any modification, extension or renewal of the Note, the Loan Agreement, the Security Instrument, or any of the other Loan Documents, that Lender shall not be under a duty to protect, secure or insure any security or lien provided by the Security Instrument or other such collateral, and that other indulgences or forbearance may be granted under any or all of such documents, all of which may be made, done or suffered without notice to, or further consent of, Guarantor.

13. As a further inducement to Lender to make the Loan and in consideration thereof, Guarantor further covenants and agrees (a) that in any action or proceeding brought by Lender against Guarantor on this Guaranty, Guarantor shall and does hereby waive trial by jury, (b) Guarantor irrevocably consents to service of process by registered or certified mail, postage prepaid, to it at its address given in or pursuant to the first paragraph hereof, Guarantor hereby waiving personal service thereof, (c) with respect to any claim or action arising hereunder, Guarantor (i) irrevocably submits to the nonexclusive jurisdiction of the courts of the State of New York and the United States District Court located in New York County, and appellate courts from any thereof, and (ii) irrevocably waives any objection which it may have at any time to the laying on venue of any suit, action or proceeding arising out of or relating to this Guaranty brought in any such court, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, and (d) nothing in this Guaranty will be deemed to preclude Lender from bringing an action or proceeding with respect hereto in any other jurisdiction.

14. This is a guaranty of payment and not of collection and Guarantor shall be a primary obligor of the Guaranteed Obligations. Upon the Guaranteed Obligations being incurred by Lender or upon any default of Borrower under the Note, the Loan Agreement, the Security Instrument or the other Loan Documents, Lender may, at its option, proceed directly and at once, without notice, against Guarantor to collect and recover the full amount of the liability hereunder or any portion thereof, without proceeding against Borrower or any other person, or foreclosing upon, selling, or otherwise disposing of or collecting or applying against any of the mortgaged property or other collateral for the Loan.

15. Each reference herein to Lender shall be deemed to include its successors and assigns, to whose favor the provisions of this Guaranty shall also inure. Each reference herein to Guarantor shall be deemed to include the heirs, executors, administrators, legal representatives, successors and assigns of Guarantor, all of whom shall be bound by the provisions of this Guaranty.

16. If any party hereto shall be a partnership, the agreements and obligations on the part of Guarantor herein contained shall remain in force and application notwithstanding any changes in the individuals composing the partnership and the term “Guarantor” shall include any altered or successive partnerships but the predecessor partnerships and their partners shall not thereby be released from any obligations or liability hereunder.

17. It is the intent of Guarantor and Lender that the obligations and liabilities of Guarantor hereunder are absolute and unconditional under any and all circumstances and that until the Guaranteed Obligations are fully and finally paid and performed, and not subject to refund or disgorgement, the obligations and liabilities of Guarantor hereunder shall not be discharged or released, in whole or in part, by any act or occurrence that might, but for the provisions of this Guaranty, be deemed a legal or equitable discharge or release of a Guarantor. This Guaranty shall be deemed to be continuing in nature and shall remain in full force and effect and shall survive the exercise of any remedy by Lender under the Security Instrument or any of the other Loan Documents, including, without limitation, any foreclosure or deed in lieu of foreclosure.

18. All understandings, representations and agreements heretofore had with respect to this Guaranty are merged into this Guaranty which alone fully and completely expresses the agreement of Guarantor and Lender.

19. This Guaranty may be executed in one or more counterparts by some or all of the parties hereto, each of which counterparts shall be an original and all of which together shall constitute a single agreement of Guaranty. The failure of any party hereto to execute this Guaranty, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

20. This Guaranty may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Lender or Borrower, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

21. This Guaranty shall be deemed to be a contract entered into pursuant to the laws of the State of New York and shall in all respects be governed, construed, applied and enforced in accordance with applicable federal law and the laws of the State of New York, without reference or giving effect to any choice of law doctrine.

22. Guarantor (and its representative, executing below, if any) hereby warrants, represents and covenants to Lender that:

(a) Guarantor is duly organized and existing and in good standing under the laws of the state in which such entity is organized. Guarantor is currently qualified or licensed (as applicable) and shall remain qualified or licensed to do business in each jurisdiction in which the nature of its business requires it to be so qualified or licensed, except to the extent the failure to qualify would not materially and adversely affect Guarantor.

(b) The execution and delivery by Guarantor (and its representative executing below, if any) of the Loan Documents to which Guarantor is a party has been duly authorized and the Loan Documents to which Guarantor is a party constitute valid and binding obligations of Guarantor, enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights, or by the application of rules of equity.

(c) The execution, delivery and performance by Guarantor of each of the Loan Documents to which Guarantor is a party do not violate any provision of any law or regulation, or result in any material breach or default under any contract, obligation, indenture or other instrument to which Guarantor is a party or by which Guarantor is bound.

(d) There are no pending or, to Guarantor’s knowledge, threatened actions, claims, investigations, suits or proceedings before any governmental authority, court or administrative agency which materially and adversely affect the financial condition or operations of Guarantor, Borrower and/or the Property.

(e) None of the transactions contemplated by the Loan Documents will be or have been made with an actual intent to hinder, delay or defraud any present or future creditors of Borrower or Guarantor, and Borrower and Guarantor, on the date hereof, will have received fair and reasonably equivalent value in good faith for the continued grant of the liens or security interests effected by the Loan Documents. As of the date hereof, Borrower and Guarantor are solvent and will not be rendered insolvent by the transactions contemplated by the Loan Documents. As of the date hereof, Borrower and Guarantor are able to pay their respective debts as they become due.

(f) Guarantor shall promptly notify Lender in writing of any litigation pending or known to be threatened against Guarantor which, if determined adversely, would materially and adversely affect the financial condition or operations of Guarantor (after giving effect to insurance coverage).

(g) As of the date hereof and continuing thereafter for the term of the Loan, the representations and warranties set forth in Sections 3.5, 3.7, 3.8, 3.21, 3.28 and 3.29 of the Loan Agreement are true and correct with respect to Guarantor, it being understood that wherever the term “Borrower” is used in each the foregoing sections it shall be deemed to be “Guarantor”.

(h) Guarantor shall keep and maintain or will cause to be kept and maintained proper and accurate books and records reflecting the financial affairs of Guarantor. Lender shall have the right from time to time during normal business hours upon reasonable notice to Guarantor to examine such books and records at the office of Guarantor or other Person maintaining such books and records and to make such copies or extracts thereof as Lender shall desire.

(i) So long as the Loan and any of the obligations set forth in the Loan Documents remain outstanding, Guarantor shall maintain (i) a minimum Net Worth (as defined herein) of not less than $65,000,000 and (ii) Liquidity (as defined herein) of no less than $2,500,000 (the above items, (i) and (ii), collectively, the “Minimum Financial Criteria”).

As used herein:

“Net Worth” shall mean net worth of Guarantor and its consolidated subsidiaries as calculated in accordance with generally accepted accounting principles (or other principles acceptable to Lender).

“Liquidity” shall mean (a) unencumbered Cash and Cash Equivalents of Guarantor and its consolidated subsidiaries and (b) marketable securities of Guarantor and its consolidated subsidiaries, each valued in accordance with GAAP (or other principles acceptable to Lender).

“Cash and Cash Equivalents” shall mean all unrestricted or unencumbered (A) cash and (B) any of the following: (x) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States; (y) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof which, at the time of acquisition, has one of the two highest ratings obtainable from any two (2) of Standard & Poor’s Corporation, Moody’s Investors Service, Inc. or Fitch Investors (or, if at any time no two of the foregoing shall be rating such obligations, then from such other nationally recognized rating services as may be acceptable to Lender) and is not listed for possible down-grade in any publication of any of the foregoing rating services; (z) domestic certificates of deposit or domestic time deposits or repurchase agreements issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $1,000,000,000.00, which commercial bank has a rating of at least either AA or such comparable rating from Standard & Poor’s Corporation or Moody’s Investors Service, Inc., respectively; (aa) any funds deposited or invested by Guarantor in accounts maintained with Lender and which are not held in escrow for, or pledged as security for, any obligations of Guarantor, Borrower and/or any of their affiliates; (bb) money market funds having assets under management in excess of $2,000,000,000.00 and/or (cc) any unrestricted stock, shares, certificates, bonds, debentures, notes or other instrument which constitutes a “security” under the Security Act of 1933 (other than Guarantor, Borrower and/or any of their affiliates) which are freely tradable on any nationally recognized securities exchange and are not otherwise encumbered by Guarantor.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, Guarantor has duly executed this Guaranty of Recourse Obligations as of the day and year first above written.

GUARANTOR:

CONDOR HOSPITALITY TRUST, INC.

By:	/s/ Jonathan J. Gantt
Name:	Jonathan J. Gantt
Its:	Chief Financial Officer

10